REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of BlackRock Funds:

BlackRock Investment Trust
BlackRock Intermediate PLUS Bond
BlackRock Large Cap Value Equity
BlackRock Core Bond Total Return
BlackRock Large Cap Growth Equity
BlackRock Core PLUS Total Return
BlackRock Dividend Achievers(tm)
BlackRock Government Income
BlackRock Legacy
BlackRock Inflation Protected Bond
BlackRock Mid-Cap Value Equity
BlackRock GNMA
BlackRock Mid-Cap Growth Equity
BlackRock Managed Income
BlackRock Aurora
BlackRock International Bond
BlackRock Small/Mid-Cap Growth
BlackRock High Yield Bond
BlackRock Small Cap Value Equity
BlackRock Strategic Portfolio I
BlackRock Small Cap Core Equity
BlackRock UltraShort Municipal
BlackRock Small Cap Growth Equity
BlackRock Tax-Free Income
BlackRock Global Science & Technology Opportunities
BlackRock Pennsylvania Tax-Free Income
BlackRock Global Resources
BlackRock New Jersey Tax-Free Income
BlackRock All-Cap Global Resources
BlackRock Ohio Tax-Free Income
BlackRock Health Sciences
BlackRock Delaware Tax-Free Income
BlackRock U.S. Opportunities
BlackRock Kentucky Tax-Free Income
BlackRock International Opportunities
BlackRock Money Market
BlackRock Asset Allocation
BlackRock U.S. Treasury Money Market
BlackRock Index Equity
BlackRock Municipal Money Market
BlackRock Exchange Portfolio
BlackRock New Jersey Municipal Money Market
BlackRock Enhanced Income
BlackRock North Carolina Municipal Money Market
BlackRock Low Duration Bond
BlackRock Ohio Municipal Money Market
BlackRock Intermediate Government Bond
BlackRock Pennsylvania Municipal Money Market
BlackRock Intermediate Bond
BlackRock Virginia Municipal Money Market

In planning and performing our audits of the financial statements of the BlackRock Funds (the "Fund") consisting of the Portfolios listed above (the "Portfolios"), as of and for the period ended September 30, 2005, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
November 25, 2005